C&S-510 (10/99)
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            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                       (FOR BUREAU USE ONLY)

                      This document is effective on the
                      date filed, unless a subsequent
-------------------   effective date within 90 days after
                      received date is stated in the
                      document.

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RICHARD C LOWE
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1000 MICHIGAN NATIONAL TOWER
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LANSING MI 48933                           EFFECTIVE DATE:
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Document will be returned to name and address you enter above
If left blank document will be mailed to the registered office.


                      RESTATED ARTICLES OF INCORPORATION
                   For use by Domestic Profit Corporations
           (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

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1.  The present name of the corporation is:   Neogen Corporation

2.  The identification number assigned by the Bureau is: 059-092

3.  All former names of the corporation are: None

4.  The date of filing the original Articles of Incorporation was:
    June 30, 1981

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         The following Restated Articles of Incorporation supersede the
         Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

Article I
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The name of the corporation is: Neogen Corporation
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Article II
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The purpose or purposes for which the corporation is formed are to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
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Article III
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The total authorized shares:

Common Shares:    20,000,000           Preferred Shares:   100,000
Par Value:        $0.16                Par Value:          $1.00

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         The Preferred Stock shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and
(a) may have such voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or clases or series of stock; (d) may have such rights upon the dissolution of or upon any distribution of the asets of, the Company; (e) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company, at such price or prices or at such rates of exchange, and with such adjustments; and
(f) may have such other relative participation, optional or other special rights, preferences, qualifications, limitations, or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby expressly vested in the Board of Directors.
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Article IV
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1.       The address of the current registered office is:

         620 Lesher Place, Lansing, MI 48912

2. The mailing address of the current registered office, if different than above:

         n/a

3.       The name of the current resident agent is: James L. Herbert, Jr.
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Article V
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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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Article VI
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Any action required or permitted to be taken without a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.
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Article VII
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A director is not personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take an action as a director, except liability for any of the following:

         (i) The amount of a financial benefit received by a director to which he or she is not entitled;

         (ii) Intentional infliction of harm on the Corporation or the shareholders;

         (iii) A violation of Section 551 of the Michigan Business Corporation Act; or

         (iv)  An intentional criminal act.

Any repeal or modification of this Article VII by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
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Article VIII
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The number of directors which shall constitute the whole board shall not be less than five nor more than nine. Within these limits, the number of directors shall be determined from time to time by resolution of the Board of Directors. In lieu of electing the whole number of directors annually, the directors shall be divided into three classes designated as Class I, Class II, and Class III, each class to be as nearly equal in number as possible. The term of office of the Class I directors shall expire at the first annual meeting of the shareholders after the date on which this provision first becomes effective. The term of office of the Class II directors shall expire at the second annual meeting of the shareholders after the date on which this provision first becomes effective. The term of office of the Class III directors shall expire at the end of the third annual meeting after this provision first becomes effective. After such classification, each class of directors shall serve a term of three years. The class of directors whose term expires at the time of the shareholders' meeting for a given year shall be elected to hold office until the third succeeding annual meeting. Notwithstanding any of the foregoing, each director shall serve until his or her successor is elected and has qualified or until the director's death, retirement, resignation or removal. Should a vacancy occur or be created, any director elected or appointed to fill such vacancy shall serve for the full term of the class in which the vacancy occurs or is created. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so directors in each class remains as nearly equal in number as possible.
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5.   COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE
     UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

     a.          These Restated Articles of Incorporation were duly adopted
        ---      on the _______ day of _________________, _______ in
                 accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

                           Signed this _______ day of ______________, ______.

                  -------------------------         ------------------------
                       (Signatures of all incorporators; type or print name
                                     under each signature)

     b.  X       These Restated Articles of Incorporation were duly adopted
        ---      on the 7th day of October, 1999 in accordance with the
                 provisions of Section 642 of the Act and: (check one of the following)

        --- were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

        X        were duly adopted by the shareholders. The necessary number
       ---       of shares as required by statute were voted in favor of
                 these Restated Articles.

       --- were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

       --- were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                                Signed this _______ day of February, 2000.


                                By _______________________________________
                                       James L. Herbert, Jr., President





Name of person or organization               Preparer's name and
remitting fees:                              business telephone number:

Neogen Corporation                           Richard C. Lowe
                                             517-377-0861

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                         INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by the incorporators.

5. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order

     NONREFUNDABLE FEE.........................................................................................$10.00
     TOTAL MINIMUM FEE.........................................................................................$10.00
     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
          each additional 20,000 authorized shares or portion thereof..........................................$30.00 maximum fee for first 10,000,000 authorized shares................................................$5,000.00
          each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares...........$30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares.....................$200,000.00
10.   Mail form and fee to:                                           The office is located at:
      Michigan Department of Consumer and Industry Services           6546 Mercantile Way
      Corporation, Securities and Land Development Bureau             Lansing, MI 48910
      Corporation Division Telephone:                                 (517) 334-6302
      P.O. Box 30054
      Lansing, Michigan 48909-7554

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